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                                                                     EXHIBIT N-2
                                     FORM OF

                          UTILITY MONEY POOL AGREEMENT

         This Utility Money Pool Agreement (the "Agreement"), dated as of ______, 2001, is made and entered into by and among FirstEnergy Corp. ("FirstEnergy"), an Ohio corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), FirstEnergy Corporate Group, Inc. ("FirstEnergy Corporate"), an Ohio corporation and a non-utility subsidiary of FirstEnergy (in its role as administrator of the money pool and as a participant in the money pool), and the FirstEnergy Utility Subsidiaries identified on the signature page hereto (each a "Party" and collectively, the "Parties").

                                   WITNESSETH:

         WHEREAS, the Parties desire to establish a Money Pool (the "Utility Money Pool") to coordinate and provide for certain of their short-term cash and working capital requirements; and

         WHEREAS, the utility subsidiaries that will participate in the Utility Money Pool (each a "Subsidiary" and collectively, the "Subsidiaries") will from time to time have need to borrow funds on a short-term basis, and certain of the Parties will from time to time have funds available to loan on a short-term basis;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I

                          CONTRIBUTIONS AND BORROWINGS

         Section 1.01 Contributions to Utility Money Pool.

         Each Party will determine each day, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion, the amount of funds it has available for contribution to the Utility Money Pool, and will contribute such funds to the Utility Money Pool. The determination of whether a Party at any time has surplus funds to lend to the Utility Money Pool or shall lend funds to the Utility Money Pool will be made by such Party's chief financial officer or treasurer, or by a designee thereof, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion. Each Party may withdraw any of its funds at any time upon notice to FirstEnergy Corporate as administrative agent of the Utility Money Pool.

         Section 1.02 Rights to Borrow.

         Subject to the provisions of Section 1.04(c) of this Agreement, short-term borrowing needs of the Parties, with the exception of FirstEnergy, will be met by funds in the Utility Money Pool to the extent such funds are available. Each Party (other than FirstEnergy) shall have the right to make short-term borrowings from the Utility Money Pool from time to time, subject to

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the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission ("SEC"). Each Party (other than FirstEnergy) may request loans from the Utility Money Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties; provided, however, that the aggregate amount of all loans requested by any Party hereunder shall not exceed the applicable borrowing limits set forth in applicable orders of the SEC and other regulatory authorities, resolutions of such Party's Board of Directors, such Party's governing corporate documents, and agreements binding upon such Party. No loans through the Utility Money Pool will be made to, and no borrowings through the Utility Money Pool will be made by, FirstEnergy.

         Section 1.03 Source of Funds.

                  (a) Funds will be available through the Utility Money Pool from the following sources for use by the Parties from time to time: (1) surplus funds in the treasuries of Parties other than FirstEnergy, (2) surplus funds in the treasury of FirstEnergy (such funds in clauses (1) and (2) being referred to as "Internal Funds"), and (3) proceeds from bank borrowings by Parties and the sale of commercial paper by FirstEnergy and each other Party ("External Funds"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such other order as FirstEnergy Corporate, as administrator of the Utility Money Pool, may determine will result in a lower cost of borrowing to companies borrowing from the Utility Money Pool, consistent with the individual borrowing needs and financial standing of the Parties providing funds to the Utility Money Pool.

                  (b) Borrowing Parties will borrow pro rata from each lending Party in the proportion that the total amount loaned by such lending Party bears to the total amount then loaned through the Utility Money Pool. On any day when more than one fund source (e.g., Internal Funds and External Funds), with different rates of interest, is used to fund loans through the Utility Money Pool, each borrowing Party will borrow pro rata from each fund source in the same proportion that the amount of funds provided by that fund source bears to the total amount of short-term funds available to the Utility Money Pool.

         Section 1.04 Authorization.

                  (a) Each loan shall be authorized by the lending Party's chief financial officer or treasurer, or by a designee thereof.

                  (b) FirstEnergy Corporate, as administrator of the Utility Money Pool, will provide each Party with periodic activity and cash accounting reports that include, among other things, reports of cash activity, the daily balance of loans outstanding and the calculation of interest charged.

                  (c) All borrowings from the Utility Money Pool shall be authorized by the borrowing Party's chief financial officer or treasurer, or by a designee thereof. No Party shall be required to effect a borrowing through the Utility Money Pool if such Party determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks or through the sale of its own commercial paper.
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         Section 1.05 Interest.

         The daily outstanding balance of all loans to any Subsidiary shall accrue interest as follows:

                  (a) If only Internal Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily balances shall be the greater of the 30 day LIBOR rate as quoted in The Wall Street Journal or the money market rate that a lending Subsidiary could have obtained if it placed its excess cash in such an investment (as calculated monthly, the "Average Composite").

                  (b) If only External Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily outstanding balance shall be the lender's cost for such External Funds calculated monthly or, if more than one Party had made available External Funds at any time during the month, the applicable interest rate shall be a composite rate, equal to the weighted average of the costs incurred by the respective Parties for such External Funds calculated monthly.

                  (c) In cases where the daily outstanding balances of all loans outstanding at any time during the month include both Internal Funds and External Funds, the interest rate applicable to the daily outstanding balances for the month shall be equal to the weighted average of the (i) cost of all Internal Funds contributed by Parties, as determined pursuant to Section 1.05(a) of this Agreement, and (ii) the cost of all such External Funds, as determined pursuant to Section 1.05(b) of this Agreement.

                  (d) The interest rate applicable to Loans made by a Subsidiary to the Utility Money Pool under Section 1.01 of this Agreement shall be the Average Composite as determined pursuant to Section 1.05(a) of this Agreement.

                  (e) Loans may be made solely from Internal Funds or solely from External Funds, rather than pursuant to Section 1.05(c), if such practice would result in a lower cost of borrowing.

         Section 1.06 Certain Costs.

         The cost of compensating balances and fees paid to banks to maintain credit lines by Parties lending External Funds to the Utility Money Pool shall initially be paid by the Party maintaining such line. A portion of such costs, or all of such costs if a Party establishes a line of credit solely to lend funds to the Utility Money Pool, shall be retroactively allocated every quarter to the Subsidiaries borrowing such External Funds through the Utility Money Pool in proportion to their respective daily outstanding borrowings of such External Funds.

         Section 1.07 Repayment.

         Each Subsidiary receiving a loan from the Utility Money Pool hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, on demand and in any event within 364 days of the date on which such loan was made. All loans made through the Utility Money Pool may be prepaid by the borrower without premium or penalty.
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         Section 1.08 Form of Loans to Subsidiaries.

         Loans to the Subsidiaries from the Utility Money Pool shall be made as open-account advances, pursuant to the terms of this agreement. A separate promissory note will not be required for each individual transaction. If the Parties deem it necessary or appropriate, a master promissory note evidencing the terms of the transactions may be signed by each borrowing Party. Any such note shall: (a) be dated as of the date of the initial borrowing; (b) mature on demand or on a date agreed by the Parties to the transaction, but in any event not later than one year after the date of the applicable borrowing; and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

                                   ARTICLE II

                         OPERATION OF UTILITY MONEY POOL
                                        -

         Section 2.01 Operation.

         Operation of the Utility Money Pool, including record keeping and coordination of loans, will be handled by FirstEnergy Corporate under the authority of the appropriate officers of the Parties. FirstEnergy Corporate shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. FirstEnergy Corporate will administer the Utility Money Pool on an "at cost" basis. Separate records shall be kept by FirstEnergy Corporate for the Utility Money Pool established by this Agreement and any other money pool administered by FirstEnergy Corporate.

         Section 2.02 Investment of Surplus Funds in the Utility Money Pool.

         Funds not required for the Utility Money Pool loans (with the exception of funds required to satisfy the Utility Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term investments, including (i) interest-bearing accounts with banks; (ii) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities, including obligations under repurchase agreements; (iii) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated not less than A by a nationally recognized rating agency; (iv) commercial paper rated not less than A-1 by S&P or P-1 by Moody's, or their equivalent by a nationally recognized rating agency; (v) money market funds;
(vi) bank certificates of deposit;(vii) Eurodollar funds; and (viii) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder.

         Section 2.03 Allocation of Interest Income and Investment Earnings.

         The interest income and other investment income earned by the Utility Money Pool on loans and investment of surplus funds will be allocated among the Parties in accordance with the proportion each Party's contribution of funds in the Utility Money Pool bears to the total amount of funds in the Utility Money Pool and the cost of any External Funds provided to the Utility
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Money Pool by such Party. Interest and other investment earnings will be computed on a daily basis and settled once per month.

         Section 2.04 Event of Default.

         If any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Party seeking to adjudicate it bankrupt or insolvent, then FirstEnergy Corporate, on behalf of the Utility Money Pool, may, by notice to the Subsidiary, terminate the Utility Money Pool's commitment to the Subsidiary and/or declare the principal amount then outstanding of, and the accrued interest on, the loans and all other amounts payable to the Utility Money Pool by the Subsidiary hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Subsidiary.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01 Amendments.

         Any such amendment to this Agreement shall be adopted except in a writing executed by Parties and subject to all applicable approvals by the SEC and the applicable state utility regulatory commission.

         Section 3.02 Legal Responsibility.

         Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

         Section 3.03 Rules for Implementation. The Parties may develop a set of guidelines for implementing the provisions of this Agreement, provided that the guidelines are consistent with all of the provisions of this Agreement.

         Section 3.04 Governing Law.

         This Agreement shall be governed by and construed in accordance with, the laws of the State of Ohio.
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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party hereto as of the date first above written.

                                            FirstEnergy Corp.

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            FirstEnergy Corporate Group, Inc.


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            Ohio Edison Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            The Cleveland Electric Illuminating
                                            Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            The Toledo Edison Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:
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                                            Pennsylvania Power Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            Northeast Ohio Natural Gas Corp.



                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            American Transmission Systems,
                                            Incorporated

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            Jersey Central Power & Light Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            Pennsylvania Electric Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:
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                                            Metropolitan Edison Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            York Haven Power Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            Waverly Electric Power & Light
                                            Company

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:



Date: _________, 2001